UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

FULCRUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38978	47-4839948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street
Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FULC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2024, James J. Collins, a Class II director, notified the board of directors, or the Board, of Fulcrum Therapeutics, Inc., or Fulcrum, of his decision to resign as a member of the Board and all committees thereof, with immediate effect. Dr. Collins’ decision to resign was not the result of any disagreement with Fulcrum or the Board on any matter relating to Fulcrum’s operations, policies or practices. Following his departure, Fulcrum expects to engage Dr. Collins as a consultant to the Board where he will routinely advise the Board and its committees on science and technology-related matters.

On November 12, 2024, the Board, upon the recommendation from the Nominating and Corporate Governance Committee, appointed Rachel King as a member of the Board, with immediate effect to fill the vacancy created by Dr. Collins’ resignation. Ms. King will serve as a class II director with a term expiring at Fulcrum’s 2027 annual meeting of stockholders and thereafter until her successor has been duly elected and qualified or until her earlier death, resignation or removal. The Board has determined that Ms. King is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations. Ms. King was appointed to serve on the Compensation & Human Capital Management Committee.

There are no arrangements or understandings between Ms. King and any other persons pursuant to which she was appointed as director. There are no transactions in which Ms. King has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

Ms. King will receive compensation for her services as a non-employee director and for any committee service in accordance with Fulcrum’s non-employee director compensation policy, a summary of which was filed as Exhibit 10.16 to Fulcrum’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission, or SEC, on March 9, 2023, including the automatic grant of a one-time nonqualified stock option under Fulcrum’s 2019 Stock Incentive Plan to purchase 60,000 shares of Fulcrum’s common stock, $0.001 par value per share at an exercise price per share equal to $3.64 per share, the closing price on the Nasdaq Global Market on November 12, 2024, the effective date of her appointment to the Board.

In connection with her appointment, Ms. King entered into Fulcrum’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.15 to Fulcrum’s Registration Statement on Form S-1 (File No. 333-232260) filed with the SEC on June 21, 2019. Pursuant to the terms of the indemnification agreement, Fulcrum may be required, among other things, to indemnify Ms. King for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by her in any action or proceeding arising out of her service as a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date: November 12, 2024	By:	/s/ Curtis Oltmans
Name: Curtis Oltmans Title: Chief Legal Officer